UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective October 4, 2010, Powerwave Technologies, Inc., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A. (successor rights agent to U.S. Stock Transfer Corporation), as rights agent, executed a Third Amendment to Rights Agreement (the “Third Amendment”), which amended that certain Rights Agreement, dated as of June 1, 2001, as amended on June 19, 2003 and September 29, 2006 (as so amended, the “Rights Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Rights Agreement.

The Third Amendment provides that none of Artis Capital Management, L.P., a California limited partnership (“Artis”), Artis Capital Management, Inc., a California corporation (“Artis Inc.”), Artis Partners 2X, Ltd., a company registered in the Cayman Islands (“2X”), Artis Partners 2X (Institutional), L.P., a Delaware limited partnership (“2X LP”), or Stuart L. Peterson, an individual and the President of Artis Inc. (“Peterson” and together with Artis, Artis Inc., 2X and 2X LP, the “Artis Entities”), nor any of their respective Affiliates or Associates, shall be deemed to be or to have been (whether individually or collectively) an Acquiring Person to the extent that they are or become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of the purchase of Common Shares.  In addition, the Third Amendment provides that, to the extent the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, has become such inadvertently, does not have any intention of changing or influencing control of the Company, and enters into a voting agreement, shareholder agreement or other similar agreement pursuant to which it agrees to forego the exercise of voting discretion with respect to each of the Common Shares beneficially owned by such Person to the extent that the beneficial ownership of such Common Shares would cause the Person to be an Acquiring Person, then such Person shall not be deemed to be an Acquiring Person for any purposes under the Rights Agreement.

In connection with the Third Amendment, each of the Artis Entities entered into a voting agreement (the “Voting Agreement”) with the Company under which they each agreed to vote the shares of the Company they are deemed to beneficially own (for purposes of the Rights Agreement) in excess of 14.99% of the outstanding shares of the Company in accordance with the recommendations of the Board of Directors of the Company.  As a result of the Artis Entities’ agreement to divest their voting rights with respect to a portion of their shares as set forth in the Voting Agreement, the Company has agreed to adopt and maintain an amendment to the Rights Agreement, as evidenced by the Third Amendment,  in order to expressly exclude the Artis Entities and any of their Affiliates and Associates from the definition of Acquiring Person.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached as Exhibit 4.1 hereto, and incorporated herein by this reference.

Item 9.01                      Financial  Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
4.1	Third Amendment to Rights Agreement, dated October 4, 2010, between the Company and Computershare Trust Company, N.A. (successor rights agent to U.S. Stock Transfer Corporation), as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.
Dated:	October 7, 2010	By:	/s/ Kevin T. Michaels
Kevin T. Michaels, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amendment to Rights Agreement, dated October 4, 2010, between the Company and Computershare Trust Company, N.A. (successor rights agent to U.S. Stock Transfer Corporation), as rights agent.